Exhibit 99.5

AMENDMENT NUMBER ONE TO AGREEMENT

         This Amendment Number One to Agreement (this “Amendment”), to be effective as of April 1, 2004, is entered into between Nationwide Financial Solutions, Inc. (“NFS”) and William L. Mullins (together with NFS, the “Parties”). The Parties hereby agree as follows:

1. Amendment. The Parties hereby amend the Agreement entered into by the Parties on January 27, 2004 (the “Original Agreement”) as follows:

         (a) The reference to “April 1st, 2004” in Section 2 of the Original Agreement is hereby amended to read “July 31, 2005.”

         (b) The reference to “April 15th, 2004” in Section 5 of the Original Agreement is hereby amended to read “August 15, 2005.”

2. Other Terms Unchanged. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Original Agreement shall remain unchanged and in full force and effect without interruption or impairment of any kind.

3. Miscellaneous. Sections 8, 9 and 10 of the Original Agreement shall apply to this Amendment.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be delivered by exchange of copies of the signature page by facsimile transmission.

/s/ STEVE LUKE ———————————————— Steve Luke Chief Executive Officer Nationwide Financial Solutions, Inc.	/s/ WILLIAM L. MULLINS ———————————————— William L. Mullins Managing Member Pursuit Holdings, Inc.